SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report: January 27, 2012

CORINTHIAN COLLEGES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25283	33-0717312
(State or other jurisdiction of	Commission file number	(I.R.S. Employer
Incorporation or organization)		Identification No.)

6 Hutton Centre Drive, Suite 400, Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)

(714) 427-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 27, 2012, Corinthian Colleges, Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “Sale Agreement”), pursuant to which the Company, through its wholly-owned subsidiary, Heald Real Estate, LLC, has agreed to sell five properties located in Fresno, Milpitas, Stockton, Rancho Cordova and Roseville, California (collectively, the “Properties”) to STORE Capital Acquisitions, LLC or its assignee (“STORE”), and lease the Properties back from STORE.  The aggregate purchase price to be paid by STORE for the Properties is $40 million.  The Company expects to lease the Properties back from STORE for a fifteen year term at an initial rental rate of approximately $3.5 million per year, with annual increases in the rental rate of no more than 1.5%.  The Company currently operates a Heald College campus at each of the Properties, and will continue to do so under the lease from STORE after the sale transaction closes.

The sale transaction is expected to close in February 2012, subject to the satisfaction of customary closing conditions, including completion by the Purchaser of its due diligence with respect to the Properties.

The description of the Sale Agreement contained in this report is qualified in its entirety by reference to the full text of such amendment filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On January 27, 2012, the Company’s Board of Directors adopted and approved certain amendments to the Company’s Code of Business Conduct and Ethics (the “Code”).  Pursuant to the amendments, the Code clarifies (i) the Company’s anti-retaliation policy with respect to reporting violations under the Code, (ii) provisions relating to employee accountability and adherence to the Code, and (iii) the manner in which employees can report human resources, regulatory or compliance and financial reporting issues to the Company’s integrity hotline.  The amendments also set forth the Company’s requirement that all employees deal fairly with students, vendors and competitors, and the methods by which the Code may be further amended and waivers of the Code granted thereunder.  Additional technical, administrative and non-substantive amendments were made to the Code.

The description of the amendments to the Code contained in this report is qualified in its entirety by reference to the full text of the Code filed as Exhibit 14.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits to this Current Report are listed in the Exhibit Index set forth elsewhere herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORINTHIAN COLLEGES, INC.

February 2, 2012	/s/ Stan A. Mortensen
Stan A. Mortensen Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase and Sale Agreement, dated as of January 30, 2012, by and between STORE Capital Acquisitions, LLC and Heald Real Estate, LLC.

14.1	Corinthian Colleges, Inc. Code of Business Conduct and Ethics.